Richard J. Diamond
4218 West Linebaugh Ave.
Tampa, FL 33624

June 18, 2010

Board of Directors- OmniReliant Holdings, Inc.
Attn: Robert DeCecco
14375 Myerlake Circle
Clearwater, FL

Re: Resignation

Robert-

Please accept this letter of resignation as an officer and director of OmniReliant Holdings, Inc. effective immediately.

I wish you and the Company all the luck in your future endeavourers.

Regards,

Richard Diamond